EXHIBIT 10.6

PROMISSORY NOTE

(Balloon Payment Required)

$490,000.00

FOR VALUE RECEIVED Deploy Technologies, Inc., a Nevada public corporation, (the “Borrower”), promises to pay to KAJ Universal Real Estate Investments, LLC, a Nevada limited liability company, (the “Lender”), or to its order, as of November 14, 2017 (the “Effective Date”), in lawful money of the United States of America, in cash or immediately available funds acceptable to the holder thereof, the principal sum of Four Hundred Ninety Thousand Dollars (US $490,000.00) (the “Principal”), in accordance with the terms, conditions and provisions hereinafter set forth in this Promissory Note (the “Note”).

PAYMENT PLAN. No monthly payments shall be due under the Note.

INTEREST RATE. No interest shall accrue on the Principal.

MATURITY DATE. The entire unpaid principal balance, together with all unpaid fees, shall be due and payable in full at the earlier of (i) fifteen (15) months from the Effective Date or (ii) if an equity or debt financing of Borrower subsequent to the Concurrent Financing (as defined in that certain Share Exchange Agreement of even date herewith between, among others, Borrower and Lender (the “Agreement”)) is closed in an aggregate amount of not less than Five Million Dollars (US $5,000,000), then within thirty (30) days of the closing date of such subsequent financing (the “Maturity Date”). In the event that Borrower does not pay this Note in full on the Maturity Date then, as of said Maturity Date and thereafter until paid in full, interest on the outstanding principal balance hereunder shall accrue at the Default Rate, as defined below.

APPLICATION OF PAYMENTS. All payments received by Lender from or on the account of Borrower due hereunder shall be applied by Lender as follows:

First: To pay any and all fees, late fees or other charges due, owing, and/or accrued; and

Second: Payment toward the outstanding principal balance on this Note.

OFFSETS OR DEDUCTIONS. All payments under the Note shall be made by Borrower without any offset, decrease, reduction or deduction of any kind or nature whatsoever, including, but not limited to, any decrease, reduction or deduction for, or on account of, any offset, withholdings, present or future taxes, present or future reserves, imposts or duties of any kind or nature that are imposed or levied by or on behalf of any government and/or taxing agency, body or authority by or for any municipality, state, or nation.

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COLLATERAL. This Note shall be secured by a senior priority interest in all of Borrower’s assets, all of the assets of DEP Nevada Inc., a Nevada Corporation (“DEP”), and all of the assets of Nevada Medical Group LLC, a Nevada limited liability company (“NMG”), including all real property, fixtures, furnishings, machinery, equipment, and other personal property of Borrower, DEP, and NMG (the “Collateral”). Borrower, DEP, and NMG hereby acknowledge that Lender may file financing statements (including, but not limited to, a UCC-1 financing statement) in the United States, to perfect its security interest in the Collateral. In the event of the occurrence of any event of Default, as hereinafter defined, and such event of Default continues for a period of ten (10) calendar days after written notice by Lender of such event of Default, with respect to the jurisdiction of the United States, Lender shall be authorized to execute on its recorded UCC-1 financing statement, including repossession of the Collateral. Lender shall deduct all amounts recovered from the sale of the Collateral from the Principal balance and any interest, fees, and other charges due hereunder.

DEFAULT. Any one or more of the following events or occurrences shall constitute a default under this Note (hereinafter “Default”):

1) Any payment due hereunder is not received within ten (10) days of the due date thereof, except for the payment due at the Maturity Date;

2) Borrower commits a default as specified in any other obligation of Borrower owing to Lender pursuant to the Agreement or any other agreement between Borrower and Lender;

3) A petition or action for relief shall be filed by or against Borrower, DEP, and/or any guarantors of this Note, pursuant to Federal Bankruptcy Code (Title 11 U.S. Codes) in effect from time to time, or under any other law relating to bankruptcy, insolvency, reorganization, moratorium, creditor composition, arrangement or other relief from debts; the appointment of a receiver, assignee for the benefit of creditors, trustee, custodian or liquidator of or for any property of Borrower or any such guarantor; or upon the death, incapacity, insolvency, dissolution, or termination of the business of Borrower or any such guarantor;

4) Payment of the Principal balance, together with all penalties, fees, or other charges, is not made in full by 5:00 P.M. (PST) on the Maturity Date; or

5) Borrower defaults under any of the other Promissory Notes (as defined in the Agreement).

DEFAULT RATE. From and after the occurrence of any Default in this Note, and until such Default has been cured, all outstanding amounts under this Note (including, but not limited to, interest and late charges) shall bear interest at a rate of TEN PERCENT (10%) annually (the “Default Rate”).

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RIGHTS OF LENDER ON DEFAULT. Upon the occurrence of any Default, Borrower shall be entitled to exercise any on or more of the following remedies without notice or demand:

1) To accelerate and declare the entire unpaid balance then due and payable under this Note to be immediately due and payable, even though the time of maturity as expressed herein shall not have arrived.

2) To foreclose upon the Collateral pursuant to this Note and the Agreement; and

3) To exercise any other right or remedy permitted by law.

PREPAYMENT. Borrower may prepay all or any portion of the principal amount of this Note without penalty.

WAIVERS. Borrower hereby waive presentment, dishonor, notice of dishonor, protest, notice of protest, and the right to plead any statute of limitations, as a defense to the repayment of all or any portion of this Note, and interest thereon, to the fullest extent allowed by law. No delay, omission and/or failure on the part of Lender in exercising any right and/or remedy hereunder shall operate as a waiver of such right and/or remedy or of any right and/or remedy of Lender.

ATTORNEYS’ FEES. In the event Lender is required to take legal action to enforce the terms of this Note due to an event of Default of Borrower, Lender shall be entitled to reimbursement for reasonable costs incurred to enforce the terms of the Note, including attorney fees and other costs paid in the investigation, defense, and settlement in connection with, arising out of, or resulting from Borrower’s event of Default.

LEGAL PROCEEDINGS. This Note shall be governed by and construed exclusively in accordance with the laws of the State of Nevada, applicable to a contract executed and performed exclusively in such state, without giving effect to the conflicts of laws principles thereof. Borrower irrevocably consents that any legal action or proceeding against it with respect to this Note shall be brought exclusively in any state or federal court in Clark County, Nevada, and by the execution and delivery of this Note Borrower hereby accepts with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

ASSIGNMENT. Lender may assign Lender’s rights under this Note, in whole or in part, to any other person or entity, by providing advance written notice to Borrower. Neither Borrower, DEP, nor NMG may not assign its obligations hereunder without the prior written consent of Lender, which may be withheld in its sole discretion.

AMENDMENT. This Note may be amended, changed, modified, terminated and/or canceled only by a written agreement signed by Borrower, Lender, DEP, and NMG.

AUTHORITY. Borrower, and each person executing this Note on Borrower’s behalf, hereby represents and warrants to Lender that, by its execution below, Borrower has the full power, authority and legal right to execute and deliver this Note and that the indebtedness evidence hereby constitutes a valid and binding obligation of Borrower without exception or limitation. NMG, and each person executing this Note on NMG’s behalf, hereby represents and warrants to Lender that, by its execution below, NMG has the full power, authority and legal right to execute and deliver this Note and that NMG’s obligations hereunder constitute valid and binding obligations of NMG without exception or limitation. DEP, and each person executing this Note on DEP’s behalf, hereby represents and warrants to Lender that, by its execution below, DEP has the full power, authority and legal right to execute and deliver this Note and that DEP’s obligations hereunder constitute valid and binding obligations of DEP without exception or limitation.

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NOTICE. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally, sent by facsimile, or sent by registered mail, return receipt requested, to the parties as follows:

If to Borrower:

Deploy Technologies Inc.

750 – 1095 West Pender Street

Vancouver, BC, Canada v6E 2M6

If to Lender:

KAJ Universal Real Estate Investments, LLC

23 Hawk Ridge Dr.

Las Vegas, NV 89135

If to NMG:

Nevada Medical Group LLC

750 – 1095 West Pender Street

Vancouver, BC, Canada v6E 2M6

If to DEP:

DEP Nevada

750 – 1095 West Pender Street

Vancouver, BC, Canada v6E 2M6

[Signatures on following page]

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IN WITNESS WHEREOF, the parties have executed this Note on the day and year first above written.

BORROWER:

Deploy Technologies, Inc., a Nevada public corporation

By:	/s/ Darren Tindale
Name:	Darren Tindale
Title:	CFO
Date:	November 14, 2017

LENDER:

KAJ Universal Real Estate Investments, LLC, a Nevada limited liability company

By:	/s/ Kevin Hooks
Name:	Kevin Hooks
Title:	Manager
Date:	November 14, 2017

OTHER PARTIES:

NMG:		DEP:

Nevada Medical Group LLC, a Nevada limited liability company		DEP Nevada, a Nevada corporation

By:	/s/ Robert Hasman	By:	/s/ Robert Hasman
Name:	Robert Hasman	Name:	Robert Hasman
Title:	Manager	Title:	Manager
Date:	November 14, 2017	Date:	November 14, 2017

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